UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2020

APTEVO THERAPEUTICS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37746	81-1567056
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 4th Avenue, Suite 1050 Seattle, Washington	98121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 838-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	APVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01 Other Events

On June 25, 2020, Aptevo Therapeutics Inc. (“Aptevo”) announced that it will receive royalty payments from Pfizer related to sales of a rituximab biosimilar product, RUXIENCE® (Rituximab-pvvr), which was approved by the U.S. Food and Drug Administration in July 2019 and launched by Pfizer Inc. (“Pfizer”) in the United States and Japan in early 2020.

The payments from Pfizer relates to a collaboration and license agreement acquired by Aptevo as part of its spin-off from Emergent BioSolutions in 2016, which applies a fixed royalty rate in the low single digits on net sales in the United States, European Union, and Japan. The agreement was originally executed by Trubion Pharmaceuticals (which was subsequently acquired by Emergent BioSolutions Inc.) and Wyeth (a wholly-owned subsidiary of Pfizer). The royalty term runs until the seventh anniversary of the first commercial sale of the biosimilar. Royalty payments to Aptevo will be due within 60 days after the end of each quarter. Although the agreement was terminated in 2012, the royalty obligation survived.

Pfizer has notified Aptevo that it will provide Aptevo with a Q1 2020 royalty payment of approximately $185,000. Aptevo expects to receive the payment in late June.

RUXIENCE is a biosimilar of Biogen’s RITUXAN. In the United States, RUXIENCE is approved for treatment of Non-Hodgkin’s Lymphoma (alone or with other chemotherapy medicines), Chronic Lymphocytic Leukemia (with the chemotherapy medicines fludarabine and cyclophosphamide), and Granulomatosis with Polyangiitis and Microscopic Polyangiitis (with glucocorticoids). The product is also approved for use in Japan and received marketing authorization in the European Union in April 2020.

RUXIENCE is a trademark of Pfizer; RITUXAN is a trademark of Biogen.

Safe Harbor Statement

This Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including, without limitation, statements regarding potential royalty payments, and any other statements containing the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “forecasts,” “estimates,” “will” and similar expressions are forward-looking statements. These forward-looking statements are based on Aptevo’s current intentions, beliefs and expectations regarding future events. Aptevo cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from Aptevo’s expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this Form 8-K, and, except as required by law, Aptevo does not undertake to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause Aptevo’s actual results to differ materially from those indicated by such forward-looking statements, including a deterioration in Aptevo’s business or prospects; adverse developments in research and development; adverse developments in the U.S. or global capital markets, credit markets or economies generally; and changes in regulatory, social and political conditions. Additional risks and factors that may affect results are set forth in Aptevo’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, as filed on March 25, 2020 and its subsequent reports on Form 10-Q and current reports on Form 8-K. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from Aptevo’s expectations in any forward-looking statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APTEVO THERAPEUTICS INC.

Date: June 25, 2020	By:	/s/ Marvin L. White
Marvin L. White
President and Chief Executive Officer